UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): September 4, 2013

REXNORD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4701 West Greenfield Avenue, Milwaukee, Wisconsin		53214
(Address of Principal Executive Offices)		(Zip Code)

(414) 643-3739
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On September 5, 2013, RBS Global, Inc. and Rexnord LLC (together, the “Issuers”), wholly-owned subsidiaries of Rexnord Corporation (“Rexnord”), completed their previously announced tender offer and consent solicitation (the “Tender Offer”) to purchase for cash any and all of the outstanding 8½% Senior Notes due 2018 (the “Notes”), as previously announced on Rexnord's Current Report on Form 8-K dated August 7, 2013. The Tender Offer expired at 12:00 midnight, New York City time, on September 4, 2013 (the “Expiration Time”). The Issuers received valid tenders from the holders of $977,962,000 aggregate principal amount, or approximately 85.41% of the outstanding amount, of the Notes by the Expiration Time, of which $15,000 principal amount was tendered between the early payment deadline, August 20, 2013 at 5:00 p.m., New York City time (the “Early Tender Time”), and the Expiration Time. On September 5, 2013, the Issuers accepted for payment all of the Notes validly tendered after the Early Tender Time and prior to the Expiration Time.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto authorized this 5th day of September, 2013.

REXNORD CORPORATION

BY:	/S/ Patricia M. Whaley
Patricia M. Whaley
Vice President, General Counsel and Secretary